Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Scott T. Mereness, President
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES TO ACQUIRE ITALIAN-BASED MANUFACTURER
SESSA KLEIN

Elkhart, Indiana – February 8, 2017 – LCI Industries (NYSE: LCII) (“LCI”), a supplier of components for the leading original equipment manufacturers (“OEMs”) of recreational vehicles (“RVs”) and adjacent industries, and the related aftermarkets of those industries, today announced that its wholly-owned subsidiary, Lippert Components, Inc., has reached an agreement in principle to acquire Sessa Klein S.p.A., a Varese, Italy-based manufacturer of highly engineered side window systems for both high speed and commuter trains. Sessa Klein’s sales for 2016 were approximately €10 million (US$11 million).

Closing of the transaction, anticipated to take place within 30 days, is subject to agreement on final terms, the execution of definitive transaction documents and satisfaction of customary closing conditions. The purchase price is expected to be approximately €7.9 million (US$8.5 million), which would be paid at closing from available cash, plus contingent consideration based on future sales.

“Sessa Klein has an excellent management team, and a great reputation in the international rolling stock industry for the sophisticated engineering and design of their window products,” said LCI’s President Scott Mereness. “In 2016, we acquired Florence, Italy-based Project 2000 S.r.L., a manufacturer of motorized entry steps, bed lifts and RV accessories, as a foundation for LCI in the European RV market. We believe the addition of Sessa Klein’s products and diversified customer base opens a door into a new adjacent market for LCI. We are enthusiastic about growing market share in their core train markets in Europe as well as the United States. Additionally, we believe this transaction accelerates the opportunities to expand LCI’s product offerings for the European RV market, particularly for caravan windows. We look forward to the Sessa Klein management team continuing to serve their existing customers after the transaction is completed, as well as working closely with LCI’s management team to find new opportunities.”

About LCI Industries

From 48 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; manufactured homes; modular housing; and factory-built mobile office units. The Company also supplies components to the related aftermarkets of these industries primarily by selling to dealers and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; LED televisions and sound systems; navigation systems; wireless backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects resulting from acquisitions, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

###